EXHIBIT 99.1

Contacts: (Media) Elise Eberwein
480/693-5574

(Investors) Derek Kerr
480/693-5710

FOR IMMEDIATE RELEASE: Thursday, Jan. 22, 2004

AMERICA WEST REPORTS FOURTH QUARTER AND
2003 RESULTS

Highlights include:

•	Net income for the Company’s fourth quarter 2003 was $6.8 million or $0.13 diluted earnings per share vs. a net loss of $52.0 million or $1.54 per share in the same quarter in 2002. Excluding special items, the Company’s fourth quarter 2003 net income was $10.6 million or $0.20 diluted earnings per share.

•	For the full year 2003, the Company reported net income of $57.4 million or $1.29 diluted earnings per share vs. a net loss of $387.9 million or $11.50 per share for the prior year. Excluding special items, the Company reported a net loss for 2003 of $10.1 million or $0.29 per share vs. a net loss of $206.4 million or $6.13 per share during 2002.

•	Operating costs per available seat mile (CASM) declined 2.5 percent from the airline’s fourth quarter 2002 despite an 8.5 percent increase in average fuel price. Excluding fuel and special items, CASM declined by 8.8 percent from the airline’s fourth quarter 2002.

•	The Company reported record total cash and investments of $629.5 million, of which $516.7 million was unrestricted, at the end of 2003. This is the highest cash balance in the Company’s history.

     PHOENIX—America West Holdings Corporation (NYSE:AWA), parent company of America West Airlines, Inc., today reported fourth quarter 2003 net income of $6.8 million or $0.13 per diluted earnings per share. This compares to a net loss of $52.0 million or $1.54 per share for the same period last year. Excluding special items, the Company reported net income of $10.6 million or $0.20 per diluted earnings per share during its fourth quarter 2003. The special items for the fourth quarter 2003 include a charge related to a new labor agreement between the airline and the Air Line Pilots Association, offset by gains on the sale of two investments, and a credit related to the settlement of disputed billings under the Company’s frequent flyer program. See the accompanying notes in the Financial Tables section of this press release for a reconciliation of the pro forma results excluding the special items to Generally Accepted Accounting Principles (GAAP) results.

America West Holdings Corporation
Fourth Quarter 2003 Financial Results/ 2

     For the full year 2003, the Company reported net income of $57.4 million or $1.29 per diluted earnings per share, as compared to a net loss of $387.9 million or $11.50 per share for 2002. Excluding special items, the Company reported a net loss of $10.1 million or $0.29 per share for 2003, which compares to a net loss of $206.4 million or $6.13 per share during 2002. In addition to the special items for the fourth quarter, special items for full year 2003 included $81.3 million of security fee reimbursement from the federal government.

     “Our fourth quarter earnings are the result of 13,000 outstanding people working together to transform America West into a successful, low fare carrier of choice for our customers,” said Chairman and Chief Executive Officer Doug Parker. “As one of a very select group of airlines to be profitable for each of the last three quarters, we enter 2004 with tremendous momentum and enthusiasm and believe we are properly positioned for success in a rapidly evolving industry. We plan to expand our capacity in 2004 by eight to 10 percent and expect to report a profit for the year.”

America West Airlines’ Fourth Quarter and 2003 Revenue and Cost Performance

     Operating revenues for the fourth quarter 2003 increased 7.7 percent to $554.3 million from $514.5 million for 2002. The airline’s revenue passenger miles (RPMs) during its fourth quarter 2003 increased 4.3 percent to 5.3 billion on a one percent increase in capacity. This resulted in a record fourth quarter 2003 load factor of 75.5 percent, an increase of 2.3 points over the airline’s fourth quarter 2002 load factor of 73.2 percent.

     Operating revenues for the full year 2003 increased 10.1 percent to $2.2 billion from $2.0 billion during 2002. The airline’s full year 2003 RPMs increased 7.1 percent to 21.3 billion on increased capacity of 3.3 percent. The airline generated a record load factor of 76.4 percent during 2003, 2.8 points above the load factor generated during 2002.

     Passenger revenue per available seat mile (RASM) during the fourth quarter 2003 increased 4.3 percent to 7.46 cents despite a 7.4 percent increase in average stage length. Passenger yields during the same period increased one percent to 9.88 cents. For the airline’s full-year 2003, RASM increased 6.2

America West Holdings Corporation
Fourth Quarter 2003 Financial Results/ 3

percent to 7.58 cents, despite a 5.9 percent increase in average stage length, while yields improved 2.3 percent to 9.93 cents.

     The airline’s operating expenses in the fourth quarter 2003 decreased 1.5 percent to $544.6 million. Continued cost diligence and increased capacity resulted in a 2.5 percent decrease in the airline’s cost per available seat mile (CASM) in the fourth quarter 2003. On a fuel exclusive basis, the airline’s CASM in the fourth quarter 2003 declined 4.3 percent to 6.44 cents. Excluding fuel and special items, the airline’s CASM decreased 8.8 percent to 6.20 cents in the fourth quarter 2003.

     Operating expenses for the full year 2003 were up slightly to $2.2 billion, while on a unit basis the airline’s CASM decreased 2.4 percent to 7.86 cents. Excluding fuel and special items, the airline’s CASM for 2003 decreased 6.4 percent to 6.45 cents.

     Senior Vice President and Chief Financial Officer Derek Kerr said, “Our increase in average stage length and increased aircraft utilization, combined with other cost saving initiatives, drove unit costs, exclusive of fuel and special items, down by nearly nine percent in our fourth quarter. At the same time, our consumer-friendly pricing structure drove our unit revenue up over four percent despite the longer stage length.”

Operational Achievements

     For the full year 2003, as reported to the Department of Transportation (DOT), 82.0 percent of the airline’s flights arrived within 15 minutes of scheduled arrival time, and 99.0 percent of its flights were completed. America West employees received four monthly performance incentive payments of $50 each during 2003 (through November 2003 as DOT has not issued December 2003 results at this time). The airline’s performance incentive program benchmarks certain operational and customer service statistics, as reported to DOT, against competing airlines.

Liquidity

     On Dec. 31, 2003, the Company had a record $629.5 million in cash and investments, of which $516.7 million was unrestricted. This compares to $406.5 million in cash on Dec. 31, 2002, of which

America West Holdings Corporation
Fourth Quarter 2003 Financial Results/ 4

$360.5 million was unrestricted. The airline’s restricted cash includes $42.9 million in a cash collateral account that secures one of the scheduled principal payments under its Air Transportation Stabilization Board (ATSB) loan. During the fourth quarter 2003, the Company maintained a strong cash balance, which positions the airline to meet its first quarter 2004 cash obligations. These obligations include an Enhanced Equipment Trust Certificate (EETC) payment, a guarantee fee, the first principal payment of the airline’s ATSB loan and payments due under the airline’s new three-year contract with its pilots.

Additional Business Developments

     During 2003, America West accomplished several key initiatives, including:

•	Improved profitability by divesting its hub operation in Columbus, Ohio;

•	Inaugurated service between Phoenix and Edmonton, Canada; Monterey, Mexico; and San Jose, Costa Rica;

•	Became the first low-fare airline to win the prestigious “Freddie Award” for best Elite-Level Program in the United States, Canada and Latin America;

•	Began its first point-to-point operations by starting nonstop transcontinental flights between Los Angeles and New York/JFK and Boston, and between San Francisco and New York/JFK.;

•	Enhanced its incremental revenue stream by implementing programs such as tray table advertising and Web site advertising;

•	Received ratification from the airline’s 1,700 pilots for a new three-year contract that went into effect December 30, 2003;

•	Announced growth plans for 2004, which call for an eight to 10 percent capacity increase, and to support that growth, the airline plans to hire approximately 1,000 additional employees and has lease agreements or letters of intent to acquire four additional Airbus A320 aircraft to support this growth.

     Parker concluded, “While competition remains fierce among the larger carriers, our sights are firmly fixed on the low-cost/low-fare sector as well, and we intend to work hard to differentiate America West’s service from other low-fare airlines. We believe we have the right elements to attract customers to our service over other low-cost carriers, including assigned seating, opportunities to upgrade to first class, an award-winning frequent flyer program and a comprehensive route structure, including some of our

America West Holdings Corporation
Fourth Quarter 2003 Financial Results/ 5

newest markets in Mexico and Costa Rica. When combined with the exceptional customer care our people provide every day, we believe America West is becoming the premiere low-cost/low-fare carrier of choice for customers traveling across North America.”

Analyst Conference Call/Webcast Details

     America West will conduct a live audio webcast of its earnings call today at 1 p.m. EST, which will be available to the public on a listen-only basis at www.americawest.com under the Public/Investor Relations tab. A replay of today’s call will be available in the Public/Investor Relations portion of the airline’s Web site through Jan. 29, 2004.

     America West Holdings Corporation is an aviation and travel services company. Wholly owned subsidiary America West Airlines is the nation’s second largest low-fare carrier, serving 93 destinations in the U.S., Canada, Mexico and Costa Rica.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause America West’s actual results and financial position to differ materially from these statements. The risks and uncertainties include, but are not limited to, the duration and extent of the current soft economic conditions; the impact of global instability, including the continuing impact of the continued military presence in Iraq and Afghanistan and the terrorist attacks of Sept. 11, 2001 and the potential impact of future hostilities, terrorist attacks, infectious disease outbreaks or other global events; limitations on our ability to obtain additional financing due to high levels of debt and the financial and other covenants in our debt instruments; changes in federal and state laws and regulations; changes in prevailing interest rates and the availability of and terms of financing to fund our business; the ability to attract and retain qualified personnel; the cyclical nature of the airline industry; competitive practices in the industry; the impact of changes in fuel prices; relations with unionized employees generally and the impact and outcome of the labor negotiations and other factors described from time to time in the company’s publicly available SEC reports. We caution you that these risks may not be exhaustive. We operate in a continually changing business environment, and new risks emerge from time to time. The company undertakes no obligation to publicly update any forward-looking statement to reflect events or circumstances that may arise after the date of this press release.

Financial Tables to Follow

###

America West Holdings Corporation
Fourth Quarter 2003 Financial Results / 6

America West Holdings Corporation
Condensed Consolidated Statements of Operations
(in thousands except per share amounts)
(unaudited)

	3 Months Ended December 31,		Percent

	2003	2002	Change

Operating revenues:
Passenger	$522,133	$495,833	5.3
Cargo	5,813	6,954	(16.4)
Other	35,245	19,541	80.4

Total operating revenues	563,191	522,328	7.8

Operating expenses:
Salaries and related costs	180,998	152,976	18.3
Aircraft rental	75,656	74,959	0.9
Rentals and landing fees	39,123	38,574	1.4
Aircraft fuel	93,769	86,731	8.1
Agency commissions	5,604	5,782	(3.1)
Aircraft maintenance materials and repairs	49,694	66,170	(24.9)
Depreciation and amortization	15,159	20,567	(26.3)
Other	90,607	114,437	(20.8)

Total operating expenses	550,610	560,196	(1.7)

Operating income (loss)	12,581	(37,868)	—

Nonoperating income (expenses):
Interest income	2,090	2,081	0.4
Interest expense, net	(22,220)	(17,424)	27.5
Other, net	14,475	1,199	—

Total nonoperating expenses, net	(5,655)	(14,144)	(60.0)

Income (loss) before income taxes	6,926	(52,012)	—

Income taxes	114	—	—

Net income (loss)	$6,812	$(52,012)	—

Income (loss) per share:
Basic	$0.19	$(1.54)	—

Diluted	$0.13	$(1.54)	—

Shares used for computation:
Basic:	35,708	33,715	5.9

Diluted:	54,009	33,715	60.2

America West Holdings Corporation
Fourth Quarter 2003 Financial Results / 7

America West Airlines, Inc.
Condensed Statements of Operations
(in thousands)
(unaudited)

	3 Months Ended December 31,

	2003	2002	Percent Change

Operating revenues:
Passenger	$522,133	$495,833	5.3
Cargo	5,813	6,954	(16.4)
Other	26,341	11,710	—

Total operating revenues	554,287	514,497	7.7

Operating expenses:
Salaries and related costs	180,514	152,539	18.3
Aircraft rental	75,656	74,959	0.9
Rentals and landing fees	39,123	38,574	1.4
Aircraft fuel	93,769	86,731	8.1
Agency commissions	5,604	5,782	(3.1)
Aircraft maintenance materials and repairs	49,694	66,170	(24.9)
Depreciation and amortization	15,159	20,567	(26.3)
Other	85,119	107,710	(21.0)

Total operating expenses	544,638	553,032	(1.5)

Operating income (loss)	9,649	(38,535)	—

Nonoperating income (expenses):
Interest income	3,720	3,751	(0.8)
Interest expense, net	(23,938)	(19,186)	24.8
Other, net	11,188	829	—

Total nonoperating expenses, net	(9,030)	(14,606)	(38.2)

Income (loss) before income taxes	$619	$(53,141)	—

America West Holdings Corporation
Fourth Quarter 2003 Financial Results / 8

	3 Months Ended December 31,

	2003	2002	Percent Change

Operating Statistics:
Number of aircraft at end of period	139	143		(2.8)
Available seat miles/ASMs (in millions)	7,000	6,931		1.0
Block hours	129,305	130,411		(0.8)
Average stage length (miles)	1,039	967		7.4
Revenue passenger miles/RPMs (in millions)	5,287	5,071		4.3
Load factor (%)	75.5	73.2	2.3	pts
Passenger enplanements (000)	4,888	4,906		(0.4)
Passenger yield (cents)	9.88	9.78		1.0
Passenger revenue per ASM (cents)	7.46	7.15		4.3
Operating revenue per ASM (cents)	7.92	7.42		6.7
Operating cost per ASM (cents)	7.78	7.98		(2.5)
Operating cost per ASM excluding special items (cents)	7.54	8.05		(6.3)
Operating cost per ASM excluding fuel (cents)	6.44	6.73		(4.3)
Operating cost per ASM excluding special items and fuel (cents)	6.20	6.80		(8.8)
Average fuel cost per gallon (cents)	89.30	82.34		8.5
Fuel gallons consumed (in millions)	105.0	105.3		(0.3)

America West Holdings Corporation
Fourth Quarter 2003 Financial Results / 9

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information

The Company believes that the presentation of certain non-GAAP financial measures such as net income (loss) and CASM excluding special items is useful to investors because it is more indicative of the Company’s true recurring operating performance and more comparable to financial measures reported by other major airlines that are submitted to the Department of Transportation. The Company believes that the presentation of CASM excluding fuel is useful to investors because it provides the ability to monitor the airline’s cost performance absent fuel price volatility, which is subject to many economic and political factors and therefore beyond the Company’s control.

Reconciliation of Consolidated Net Income (Loss) Excluding Special Items For The Three Months Ended December 31,

	2003	2002

	(in millions except per share amounts)
Basic income (loss) per share:
Net income (loss) as reported	$6.8	$(52.0)
Special Items:
Pilot contract (1)	19.7	—
Gain on sale of investment in Hotwire.com (2)	(9.8)	—
Gain on sale of investment in National Leisure Group (3)	(3.3)	—
Settlement of billing dispute (4)	(2.8)	—
Vacation policy change(5)	—	(4.9)

Net income (loss) as adjusted for special items	$10.6	$(56.9)

Weighted average common shares outstanding	35,708	33,715

Net income (loss) as reported	$0.19	$(1.54)
Special Items:
Pilot contract	0.55	—
Gain on sale of investment in Hotwire.com	(0.27)	—
Gain on sale of investment in National Leisure Group	(0.09)	—
Settlement of billing dispute	(0.08)	—
Vacation policy change	—	(0.15)

Net income (loss) excluding special items	$0.30	$(1.69)

Diluted income (loss) per share:
Net income (loss) as reported	$6.8	$(52.0)
Special Items:
Pilot contract	19.7	—
Gain on sale of investment in Hotwire.com	(9.8)	—
Gain on sale of investment in National Leisure Group	(3.3)	—
Settlement of billing dispute	(2.8)	—
Vacation policy change	—	(4.9)

Net income (loss) as adjusted for special items	$10.6	$(56.9)

Share computation:
Weighted average common shares outstanding	35,708	33,715
Assumed exercise of stock options and warrants	18,301	—

Weighted average common shares outstanding for purposes of computing diluted net income (loss) per share	54,009	33,715

Net income (loss) as reported	$0.13	$(1.54)
Special Items:
Pilot contract	0.36	—
Gain on sale of investment in Hotwire.com	(0.18)	—
Gain on sale of investment in National Leisure Group	(0.06)	—
Settlement of billing dispute	(0.05)	—
Vacation policy change	—	(0.15)

Net income (loss) excluding special items	$0.20	$(1.69)

America West Holdings Corporation
Fourth Quarter 2003 Financial Results / 10

Notes

(1) The fourth quarter of 2003 includes $19.7 million of charges related to the execution of a new labor agreement between AWA and the Air Line Pilots Association.

(2) The fourth quarter of 2003 includes a $9.8 million nonoperating gain on sale of an investment in Hotwire.com, an e-commerce entity.

(3) The fourth quarter of 2003 includes a $3.3 million nonoperating gain on sale of an investment in National Leisure Group, a national retail leisure travel company.

(4) The fourth quarter of 2003 includes a $2.8 million credit related to the settlement of disputed billings under the Company’s Frequent Flyer Program.

(5) The fourth quarter of 2002 includes a $4.9 million credit related to a change in the Company’s vacation policy for certain administrative employees.

Reconciliation of Airline Operating Cost per ASM Excluding Special Items and Fuel for the Three Months Ended December 31,

	2003	2002

	(in millions)
Operating expenses	$544.6	$553.0
Special items:
Pilot contract	(19.7)	—
Settlement of billing dispute	2.8	—
Vacation policy change	—	4.9

Operating expenses, excluding special items	527.7	557.9
Fuel expense	(93.8)	(86.7)

Operating expenses, excluding special items and fuel expense	$433.9	$471.2

	2003	2002

	(in cents)
Operating cost per ASM	$7.78	$7.98
Special items:
Pilot contract	(0.28)	—
Settlement of billing dispute	0.04	—
Vacation policy change	—	0.07

Operating expenses, excluding special items	7.54	8.05
Fuel expense	(1.34)	(1.25)

Operating cost per ASM, excluding special items and fuel expense	$6.20	$6.80

America West Holdings Corporation
Fourth Quarter 2003 Financial Results / 11

America West Holdings Corporation
Condensed Consolidated Balance Sheets
(in thousands of dollars)

	December 31,

	2003	2002

	(unaudited)
Assets
Current assets
Cash equivalents and short-term investments	$475,972	$360,488
Restricted cash	42,900	—
Other current assets, net	265,178	248,428

Total current assets	784,050	608,916

Property and equipment, net	607,712	649,760
Other assets	40,740	—
Investments in debt securities	40,740	—
Restricted cash	69,876	45,968
Other assets	124,534	134,309

Total assets	$1,626,912	$1,438,953

Liabilities and Stockholders’ Equity
Current liabilities
Current maturities of long-term debt	$107,341	$22,238
Other liabilities	541,942	488,596

Total current liabilities	649,283	510,834

Long-term debt, less current maturities	697,432	712,982
Deferred credits and other noncurrent liabilities	141,681	146,959
Stockholders’ equity	138,516	68,178

Total liabilities and stockholders’ equity	$1,626,912	$1,438,953

America West Holdings Corporation
Fourth Quarter 2003 Financial Results / 12

America West Holdings Corporation
Condensed Consolidated Statements of Operations
(in thousands except per share amounts)
(unaudited)

	12 Months Ended December 31,
			Percent
	2003	2002	Change

Operating revenues:
Passenger	$2,113,629	$1,929,444	9.5
Cargo	26,914	27,574	(2.4)
Other	113,954	90,098	26.5

Total operating revenues	2,254,497	2,047,116	10.1

Operating expenses:
Salaries and related costs	653,763	596,645	9.6
Aircraft rental	297,518	295,016	0.8
Rentals and landing fees	154,598	158,290	(2.3)
Aircraft fuel	365,250	299,940	21.8
Agency commissions	23,676	38,896	(39.1)
Aircraft maintenance materials and repairs	223,266	252,691	(11.6)
Depreciation and amortization	66,195	73,898	(10.4)
Special charges, net	14,370	19,030	(24.5)
Other	422,980	472,790	(10.5)

Total operating expenses	2,221,616	2,207,196	0.7

Operating income (loss)	32,881	(160,080)	—

Nonoperating income (expenses):
Interest income	6,321	10,549	(40.1)
Interest expense, net	(79,724)	(72,442)	10.1
Federal government assistance	81,255	8,466	—
Other, net	16,801	(1,250)	—

Total nonoperating income (expenses), net	24,653	(54,677)	—

Income (loss) before income taxes (benefit) and cumulative effect of change in accounting principle	57,534	(214,757)	—

Income taxes (benefit)	114	(35,071)	—

Income (loss) before cumulative effect of change in accounting principle	57,420	(179,686)	—

Cumulative effect of change in accounting principle	—	(208,223)	—

Net income (loss)	$57,420	$(387,909)	—

Basic income (loss) per share:
Income (loss) before cumulative effect of change in accounting principle	$1.66	$(5.33)	—
Cumulative effect of change in accounting principle	—	(6.17)	—

Basic income (loss) per share	$1.66	$(11.50)	—

Diluted income (loss) per share:
Income (loss) before cumulative effect of change in accounting principle	$1.29	$(5.33)	—
Cumulative effect of change in accounting principle	—	(6.17)	—

Diluted income (loss) per share	$1.29	$(11.50)	—

Shares used for computation:
Basic:	34,551	33,723	2.5

Diluted:	52,675	33,723	56.2

America West Holdings Corporation
Fourth Quarter 2003 Financial Results / 13

America West Airlines, Inc.
Condensed Statements of Operations
(in thousands)
(unaudited)

	12 Months Ended December 31,
			Percent
	2003	2002	Change

Operating revenues:
Passenger	$2,113,629	$1,929,444	9.5
Cargo	26,914	27,574	(2.4)
Other	74,817	54,272	37.9

Total operating revenues	2,215,360	2,011,290	10.1

Operating expenses:
Salaries and related costs	651,506	594,858	9.5
Aircraft rental	297,518	295,016	0.8
Rentals and landing fees	154,598	158,290	(2.3)
Aircraft fuel	365,250	299,940	21.8
Agency commissions	23,676	38,896	(39.1)
Aircraft maintenance materials and repairs	223,266	252,691	(11.6)
Depreciation and amortization	66,195	73,898	(10.4)
Special charges, net	13,979	19,030	(26.5)
Other	395,499	442,821	(10.7)

Total operating expenses	2,191,487	2,175,440	0.7

Operating income (loss)	23,873	(164,150)	—

Nonoperating income (expenses):
Interest income	12,967	17,220	(24.7)
Interest expense, net	(86,743)	(79,475)	9.1
Federal government assistance	81,255	8,466	—
Other, net	13,514	(1,620)	—

Total nonoperating income (expenses), net	20,993	(55,409)	—

Income (loss) before income taxes (benefit) and cumulative effect of change in accounting principle	$44,866	$(219,559)	—

America West Holdings Corporation
Fourth Quarter 2003 Financial Results / 14

	12 Months Ended December 31,
			Percent
	2003	2002	Change

Operating Statistics:
Number of aircraft at end of period	139	143	(2.8)
Available seat miles/ASMs (in millions)	27,888	27,008	3.3
Block hours	518,815	504,777	2.8
Average stage length (miles)	1,005	949	5.9
Revenue passenger miles/RPMs (in millions)	21,295	19,878	7.1
Load factor (%)	76.4	73.6	2.8 pts
Passenger enplanements (000)	20,050	19,454	3.1
Passenger yield (cents)	9.93	9.71	2.3
Passenger revenue per ASM (cents)	7.58	7.14	6.2
Operating revenue per ASM (cents)	7.94	7.45	6.6
Operating cost per ASM (cents)	7.86	8.05	(2.4)
Operating cost per ASM excluding special items (cents)	7.76	8.00	(3.0)
Operating cost per ASM excluding fuel (cents)	6.55	6.94	(5.6)
Operating cost per ASM excluding special items and fuel (cents)	6.45	6.89	(6.4)
Average fuel cost per gallon (cents)	86.36	73.05	18.2
Fuel gallons consumed (in millions)	422.9	410.6	3.0

America West Holdings Corporation
Third Quarter 2003 Financial Results / 15

Reconciliation of Consolidated Net Income (Loss) Excluding Special Items For The Twelve Months Ended December 31,

	2003	2002

	(in millions except per share amounts)
Basic and diluted income (loss) per share:
Net income (loss) as reported	$57.4	$(387.9)
Cumulative effect of change in accounting principle (1)	—	208.2

Income (loss) before cumulative effect of change in accounting principle	57.4	(179.7)
Net operating loss carrybacks (2)	—	(35.1)

Income (loss) before income taxes (benefit) and cumulative effect of change in accounting principle	57.4	(214.8)
Special Items:
Pilot contract (3)	19.7	—
Gain on sale of investment in Hotwire.com (4)	(9.8)	—
Gain on sale of investment in National Leisure Group (5)	(3.3)	—
Settlement of billing dispute (6)	(2.8)	—
Gain on airframe exchange (7)	(4.4)	—
Special charges (8)	15.5	21.0
Revision of estimated special charges recorded in 2001 (9)	(1.1)	(2.0)
Federal government assistance (10)	(81.3)	(8.5)
Write-down of investment (11)	—	2.8
Vacation policy change (12)	—	(4.9)

Loss before income taxes (benefit) and cumulative effect of change in accounting principle, as adjusted for special items	$(10.1)	$(206.4)

Weighted average common shares outstanding	34,551	33,723

Net income (loss) as reported	$1.66	$(11.50)
Cumulative effect of change in accounting principle	—	6.17
Net operating loss carrybacks	—	(1.04)

Income (loss) before income taxes (benefit) and cumulative effect of change in accounting principle	$1.66	$(6.37)

Special Items:
Pilot contract	0.57	—
Gain on sale of investment in Hotwire.com	(0.28)	—
Gain on sale of investment in National Leisure Group	(0.10)	—
Settlement of billing dispute	(0.08)	—
Gain on airframe exchange	(0.13)	—
Special charges	0.45	0.62
Revision of estimated special charges recorded in 2001	(0.03)	(0.06)
Federal government assistance	(2.35)	(0.25)
Write-down of investment	—	0.08
Vacation policy change	—	(0.15)

Loss before income taxes (benefit) and cumulative effect of change in accounting principle, as adjusted for special items	$(0.29)	$(6.13)

America West Holdings Corporation
Fourth Quarter 2003 Financial Results / 16

Notes

(1) The 2002 period includes the cumulative effect of a change in accounting principle of $208.2 million related to the Company’s adoption of Statement of Financial Accounting Standards (“SFAS”) No. 142, “Goodwill and Other Intangible Assets.”

(2) The 2002 period includes net operating loss carrybacks of $35.1 million resulting from Holdings’ 2001 consolidated income tax return, which included a claim to carryback losses incurred in 2001 to the tax years 1996 through 2000 due to a change in U.S. income tax law.

(3) The 2003 period includes $19.7 million of charges related to the execution of a new labor agreement between AWA and the Air Line Pilots Association.

(4) The 2003 period includes a $9.8 million nonoperating gain on sale of an investment in Hotwire.com, an e-commerce entity.

(5) The 2003 period includes a $3.3 million nonoperating gain on sale of an investment in National Leisure Group, a national retail leisure travel company.

(6) The 2003 period includes a $2.8 million credit related to the settlement of disputed billings under the Company’s Frequent Flyer Program.

(7) The 2003 period includes a $4.4 million gain related to the purchase and subsequent exchange of an A320 airframe.

(8) The 2003 period includes $11.1 million of special charges related to the elimination of AWA’s hub operations in Columbus, Ohio; $2.6 million for the impairment loss of three owned Boeing 737-200 aircraft that have been or will be grounded; $2.3 million related to the reduction-in-force in April and a $0.5 million reduction related to the revision of estimated costs associated with the sale and leaseback of certain aircraft. The 2002 period includes $21.0 million of special charges primarily related to the restructuring completed on January 18, 2002.

(9) The 2003 period includes a credit of $1.1 million due to a revision of the estimated costs related to the early termination of certain aircraft leases. The 2002 period includes a $2.0 million revision of estimate for 2001 special charges.

(10) The 2003 period includes the receipt of $81.3 million representing the Company’s proportional share of passenger security and air carrier fees paid or collected as of April 2003. The 2002 period includes $8.5 million, which represents the final adjustment of monies received under the Air Transportation Safety and System Stabilization Act.

(11) The 2002 period includes a $2.8 million nonoperating charge related to the write-down of an investment in an e-commerce entity.

(12) The 2002 period includes a $4.9 million credit related to a change in the Company’s vacation policy for certain administrative employees.

America West Holdings Corporation
Fourth Quarter 2003 Financial Results / 17

Reconciliation of Airline Operating Cost per ASM Excluding Special Items and Fuel for the Twelve Months Ended December 31,

	2003	2002

	(in millions)
Operating expenses	$2,191.5	$2,175.4
Special items:
Pilot contract	(19.7)	—
Settlement of billing dispute	2.8	—
Gain on airframe exchange	4.4	—
Special charges	(15.5)	(21.0)
Revision of estimated special charges recorded in 2001	1.1	2.0
Vacation policy change	—	4.9

Operating expenses, excluding special items	2,164.6	2,161.3
Fuel expense	(365.3)	(299.9)

Operating expenses, excluding special items and fuel expense	$1,799.3	$1,861.4

	2003	2002

	(in cents)
Operating cost per ASM	$7.86	$8.05
Special items:
Pilot contract	(0.07)	—
Settlement of billing dispute	0.01	—
Gain on airframe exchange	0.02	—
Special charges	(0.06)	(0.08)
Revision of estimated special charges recorded in 2001	—	0.01
Vacation policy change	—	0.02

Operating cost per ASM, excluding special items	7.76	8.00
Fuel expense	(1.31)	(1.11)

Operating cost per ASM, excluding special items and fuel expense	$6.45	$6.89